Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Ohio Quality Income Municipal Fund, Inc.
33-42083
811-6385

A special meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008, and was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.

Voting results for the new Fundamental Investment Policies are as follows:

To approve the elimination of the fundamental policies relating to investments in municipal securities and below investment
grade securities.
 Common and MuniPreferred shares
 voting together as a class
  MuniPreferred shares voting
together as a class
   For
            3,915,100
                      673
   Against
               278,909
                        43
   Abstain
               172,107
                        55
   Broker Non-Votes
            1,338,218
                   1,532
      Total
            5,704,334
                   2,303



To approve the new fundamental policy relating to investments in municipal securities.


   For
            3,912,016
                      678
   Against
               269,428
                        43
   Abstain
               184,672
                        50
   Broker Non-Votes
            1,338,218
                   1,532
      Total
            5,704,334
                   2,303



To approve the elimination of the fundamental policy relating to commodities.


   For
            3,883,579
                      680
   Against
               288,887
                        41
   Abstain
               193,650
                        50
   Broker Non-Votes
            1,338,218
                   1,532
      Total
            5,704,334
                   2,303



To approve the new fundamental
 policy relating to commodities.


   For
            3,861,806
                      680
   Against
               302,534
                        38
   Abstain
               201,776
                        53
   Broker Non-Votes
            1,338,218
                   1,532
      Total
            5,704,334
                   2,303



To approve the elimination of the fundamental policies relating to derivatives and short sales.


   For
            3,874,273
                      679
   Against
               303,150
                        42
   Abstain
               188,693
                        50
   Broker Non-Votes
            1,338,218
                   1,532
      Total
            5,704,334
                   2,303



To approve the elimination of the fundamental policies prohibiting investment in other investment companies.


   For
            3,877,420
                      670
   Against
               316,004
                        51
   Abstain
               172,692
                        50
   Broker Non-Votes
            1,338,218
                   1,532
      Total
            5,704,334
                   2,303

Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012628.